Exhibit 99.1

Bar Harbor Bankshares Reports Fourth Quarter 2023 Results

BAR HARBOR, MAINE – January 23, 2024 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported fourth quarter 2023 net income of $9.9 million or $0.65 per diluted share compared to $12.5 million or $0.83 per diluted share in the same quarter of 2022.  Core net income (Non-GAAP) in the fourth quarter 2023 was $10.4 million or $0.68 per diluted share compared to $12.5 million or $0.83 per diluted share in the same quarter of 2022.  For the full year of 2023, net income was $44.9 million or $2.95 per diluted share compared to $43.6 million and $2.88 per diluted share for 2022.

FOURTH QUARTER 2023 HIGHLIGHTS (all comparisons to the fourth quarter 2022)

•	Return on assets of 1.00% compared to 1.30%
•	Commercial loan growth of 2% annualized compared to 11%
•	Net interest margin of 3.17% compared to 3.76%
•	Non-performing loans to total loans ratio of 0.18% compared to 0.23%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are pleased to announce our financial results for the fourth quarter.  Net interest margin (“NIM”) throughout 2023 was marked by earning asset yield expansion across all asset classes and higher funding costs.  While NIM pressure remains, we have seen the margin stabilize during the second half of the year.  Our deposit beta for this rate cycle is 31%, which is well below many of our peers.  As we continue to actively manage our balance sheet towards a more neutral interest rate sensitive position in anticipation of a potentially declining rate environment, we are focused on relationship-based lending funded by core customer deposits, while adhering to our disciplined credit culture.  Our credit metrics remain strong, as our net charge-off ratio came in at seven basis points for the quarter.  We added another $687 thousand in provision and held our allowance for credit losses to total loans ratio flat at 0.94% to account for broader economic trends. With the start of 2024, we look forward to meeting challenges ahead as we continue to execute on strategic objectives that provide for responsible growth.  As previously announced, the Company’s Board reaffirmed our quarterly cash dividend of $0.28 per share of common stock, which is flat to the previous quarter.”

FINANCIAL CONDITION (December 31, 2023 compared to September 30, 2023)

Total assets were $4.0 billion at the end of both the fourth and third quarters of 2023, primarily due to relatively flat loan growth and higher security balances as unrealized losses increased on higher market rates during the quarter.

Total loans were $3.0 billion at the end of both the fourth and third quarters 2023. Commercial loans increased $12.0 million during the fourth quarter 2023, comprised of an $8.8 million increase in commercial and industrial, and an increase of $3.2 million in commercial real estate.  Despite an uncertain rate environment, the fundamentals remain solid for the industrial, retail, and multifamily sectors driving performance that aligns with our continued strategy to grow our commercial portfolios. Residential loans decreased by $6.9 million compared to the third quarter 2023, primarily due to continued lower demand for prevailing mortgage rates and sales into the secondary market.  Consumer loans increased by $1.8 million primarily due to higher home equity fixed and adjustable lines.

Securities available for sale increased to $534.6 million at the end of the fourth quarter 2023, from $509.5 million in the third quarter 2023 principally due to lower unrealized losses on the portfolio. Unrealized losses on securities totaled $62.4 million at the end of the fourth quarter 2023 versus $86.5 million at the end of the third quarter 2023 reflecting continued decreases in market rates.  Proceeds received from amortization and prepayments were used to reinvest in the portfolio and pay down borrowings.  The book yield from securities was 3.85% at December 31, 2023 and 3.87% at September 30, 2023 which included the impact of the repricing of variable rate securities, acceleration of discounts due to prepayments, and a run-off of lower coupon fixed-rate securities, which was fairly consistent in both periods.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

The allowance for credit losses remained relatively flat at $28.1 million at the end of the fourth quarter 2023 compared to $28.0 million at the end of the third quarter 2023.  Our allowance for credit losses continues to be driven by a combination of portfolio loan growth, nominal credit movement and general macroeconomic trends that reflect the economic stability of our Northern New England footprint.  Non-accruing loans decreased during the fourth quarter 2023 to $5.5 million from $6.8 million in the third quarter 2023.  The decline in non-accruing loans was mainly due to the settlement of one commercial loan in the fourth quarter 2023 that was fully reserved in the third quarter 2023.

Total deposits and the loan to deposit ratio remained at $3.1 billion and 95%, respectively as of December 31, 2023.  The $48.7 million decrease in demand deposits in the fourth quarter 2023 was mainly driven by seasonality, tax payment timing, and migration to brokerage accounts and higher yielding certificates of deposit (“CDs”).  Negotiable order of withdrawal (“NOW”) and money market deposits increased by $25.9 million primarily due to higher business, Insured Cash Sweep, or ICS, reciprocal and trust accounts.  Time deposits increased by $41.8 million primarily due to the migration of existing customers into higher yielding CDs.  Brokered CDs increased by $17.7 million, and senior borrowings were paid down $36.0 million in the fourth quarter 2023.

The Company's book value per share was $28.48 as of December 31, 2023 compared to $26.67 as of September 30, 2023.  Unrealized losses on securities, net of taxes, reduced book value per share by $3.14 and $4.39 at the end of those respective periods.  Tangible book value per share (non-GAAP measure) was $20.28 at the end of the fourth quarter 2023, compared to $18.45 at the end of the third quarter 2023.

RESULTS OF OPERATIONS (December 31, 2023 to December 31, 2022 quarterly comparison)

Net interest margin was 3.17% compared to 3.76% in the fourth quarter 2022. The decrease was primarily driven by a higher cost of funds. The yield on loans expanded to 5.24% in the fourth quarter 2023, up from 4.56% in the same quarter of 2022.  Costs of interest-bearing liabilities increased to 2.37% from 0.78% in the fourth quarter 2022 showing full realization of several 2023 rate hikes. We continue to experience a shift in deposit composition from non-maturity deposits to CDs, and we had a heavier reliance on wholesale borrowings in the fourth quarter 2023 as compared with the same quarter of 2022.

Non-interest income was $8.9 million in the fourth quarter 2023 compared to $8.2 million in the same quarter 2022.  Customer service fees grew 3% to $3.8 million during the fourth quarter 2023 from $3.7 million in the same quarter of 2022 on a higher number of transactional accounts.  Wealth management income was $3.4 million in both periods. Assets under management increased $143 million to $2.5 billion from $2.3 billion in the fourth quarter 2022 primarily due to higher security valuations in the fourth quarter 2023.  Mortgage banking income was $515 thousand in the fourth quarter 2023, compared to $153 thousand in the fourth quarter 2022 primarily due to higher sales in the secondary market.

The provision for credit losses was $687 thousand in both the fourth quarters of 2023 and 2022 and was largely a function of loan growth, limited credit movement and macro trends.

Non-interest expense was $24.4 million in the fourth quarter 2023 compared to $24.6 million in the fourth quarter 2022.  Salary and benefit expense increased $611 thousand from the comparative quarter on higher stock compensation and post-retirement expense due to changes in the Company’s stock price and discount rates, respectively, in the fourth quarter 2023.  Non-core expenses associated with the opening of a new service totaled $544 thousand in the fourth quarter 2023, which raised our efficiency ratio by 1.47%.  A steady commercial loan pipeline during 2023 kept the provision for unfunded commitment expense at zero compared to a volume increase that drove the $1.4 million of expense in the fourth quarter of 2022.

The effective tax rate was 21% in the fourth quarter of 2023 and 2022.  Non-recurring items for return to provision adjustments associated with tax credit investments increased the effective rate by 0.55% in the fourth quarter 2023 and 0.86% in the same quarter of 2022.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the emergence and effects related to a future pandemic, epidemic or outbreak of an infectious disease, including actions taken by governmental officials to curb the spread of such an infectious disease, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) inflation, interest rate, market, and monetary fluctuations; (13) lack of strategic growth opportunities or our failure to execute on available opportunities; (14) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (15) our ability to effectively manage problem credits; (16) our ability to successfully implement efficiency initiatives on time and with the results projected; (17) our ability to successfully develop and market new products and technology; (18) the impact of negative developments in the financial industry and United States and global capital and credit markets; (19) our ability to retain executive officers and key employees and their customer and community relationships; (20) our ability to adapt to technological changes; (21) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (22) our ability to implement new technology effectively; (23) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (24) changes in the reliability of our vendors, internal control systems or information systems; (25) ongoing competition in the labor markets and increased employee turnover; (26) the potential impact of climate change; (27) the impact of pandemics, epidemics or any other health-related crisis; (28) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (29) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (30) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (31) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information, which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2023	2023	2023	2023	2022
PER SHARE DATA
Net earnings, diluted	$0.65	$0.73	$0.71	$0.86	$0.83
Core earnings, diluted (1)	0.68	0.73	0.71	0.86	0.83
Total book value	28.48	26.67	27.12	27.00	26.09
Tangible book value (1)	20.28	18.45	18.88	18.74	17.78
Market price at period end	29.36	23.63	24.64	26.45	32.04
Dividends	0.28	0.28	0.28	0.26	0.26

PERFORMANCE RATIOS (2)
Return on assets	1.00%	1.11%	1.10%	1.36%	1.30%
Core return on assets (1)	1.04	1.11	1.09	1.36	1.30
Pre-tax, pre-provision return on assets	1.34	1.49	1.47	1.81	1.72
Core pre-tax, pre-provision return on assets (1)	1.39	1.49	1.46	1.81	1.72
Return on equity	9.43	10.72	10.49	12.96	12.73
Core return on equity (1)	9.82	10.72	10.42	12.94	12.72
Return on tangible equity	13.65	15.65	15.28	18.97	19.03
Core return on tangible equity (1)	14.21	15.65	15.19	18.94	19.02
Net interest margin, fully taxable equivalent (1) (3)	3.17	3.18	3.22	3.54	3.76
Efficiency ratio (1)	61.38	58.59	60.25	54.72	58.19

FINANCIAL DATA (In millions)
Total assets	$3,971	$3,984	$4,029	$3,928	$3,910
Total earning assets (4)	3,664	3,687	3,716	3,628	3,601
Total investments	547	524	556	573	574
Total loans	2,999	2,993	3,007	2,944	2,903
Allowance for credit losses	28	28	27	27	26
Total goodwill and intangible assets	124	125	125	125	125
Total deposits	3,141	3,140	3,090	3,054	3,043
Total shareholders' equity	432	404	411	408	393
Net income	10	11	11	13	13
Core earnings (1)	10	11	11	13	13

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.07%	—%	—%	0.01%	(0.02)%
Allowance for credit losses/total loans	0.94	0.94	0.91	0.90	0.89
Loans/deposits	95	95	97	96	95
Shareholders' equity to total assets	10.88	10.15	10.20	10.40	10.06
Tangible shareholders' equity to tangible assets	8.00	7.25	7.32	7.45	7.09

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$42,221	$41,210	$46,532	$37,769	$39,933
Interest-earning deposits with other banks	52,621	81,606	77,253	44,933	52,362
Total cash and cash equivalents	94,842	122,816	123,785	82,702	92,295

Securities available for sale	534,574	509,453	538,178	557,040	559,516
Federal Home Loan Bank stock	12,788	14,834	17,784	15,718	14,893
Total securities	547,362	524,287	555,962	572,758	574,409

Loans held for sale	2,189	2,016	3,669	463	—

Total loans	2,999,049	2,992,791	3,007,480	2,944,005	2,902,690
Less: Allowance for credit losses	(28,142)	(28,011)	(27,362)	(26,607)	(25,860)
Net loans	2,970,907	2,964,780	2,980,118	2,917,398	2,876,830

Premises and equipment, net	48,287	47,790	47,412	47,549	47,622
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	4,869	5,102	5,335	5,568	5,801
Cash surrender value of bank-owned life insurance	80,037	79,469	78,967	78,436	81,197
Deferred tax asset, net	22,979	28,328	24,181	22,858	24,443
Other assets	79,936	89,876	89,641	81,269	87,729
Total assets	$3,970,885	$3,983,941	$4,028,547	$3,928,478	$3,909,803

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$569,714	$618,421	$602,667	$636,710	$676,350
NOW deposits	946,978	929,481	911,488	908,483	900,730
Savings deposits	553,963	572,271	588,769	628,798	664,514
Money market deposits	370,242	361,839	351,762	475,577	478,398
Time deposits	700,260	658,482	635,559	404,246	323,439
Total deposits	3,141,157	3,140,494	3,090,245	3,053,814	3,043,431

Senior borrowings	271,044	307,070	398,972	338,244	333,957
Subordinated borrowings	60,461	60,422	60,371	60,330	60,289
Total borrowings	331,505	367,492	459,343	398,574	394,246

Other liabilities	66,164	71,747	68,243	67,680	78,676
Total liabilities	3,538,826	3,579,733	3,617,831	3,520,068	3,516,353

Total shareholders’ equity	432,059	404,208	410,716	408,410	393,450
Total liabilities and shareholders’ equity	$3,970,885	$3,983,941	$4,028,547	$3,928,478	$3,909,803

Net shares outstanding	15,172	15,156	15,144	15,124	15,083

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2023	2023	2023	2023	2022	to Date	to Date
Commercial real estate	$1,552,061	$1,548,835	$1,551,748	$1,519,219	$1,495,452	1%	4%
Commercial and industrial	400,169	391,347	388,430	364,315	352,735	9	13
Total commercial loans	1,952,230	1,940,182	1,940,178	1,883,534	1,848,187	2	6

Residential real estate	889,904	896,757	907,741	906,059	898,192	(3)	(1)
Consumer	97,001	95,160	96,947	98,616	100,855	8	(4)
Tax exempt and other	59,914	60,692	62,614	55,796	55,456	(5)	8
Total loans	$2,999,049	$2,992,791	$3,007,480	$2,944,005	$2,902,690	1%	3%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2023	2023	2023	2023	2022	to Date	to Date
Demand	$569,714	$618,421	$602,667	$636,710	$676,350	(32)%	(16)%
NOW	946,978	929,481	911,488	908,483	900,730	8	5
Savings	553,963	572,271	588,769	628,798	664,514	(13)	(17)
Money market	370,242	361,839	351,762	475,577	478,398	9	(23)
Total non-maturity deposits	2,440,897	2,482,012	2,454,686	2,649,568	2,719,992	(7)	(10)
Total time deposits	700,260	658,482	635,559	404,246	323,439	25	*
Total deposits	$3,141,157	$3,140,494	$3,090,245	$3,053,814	$3,043,431	—%	3%

*Indicates ratio greater than 100%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Interest and dividend income
Loans	$39,531	$32,605	$149,420	$107,797
Securities and other	6,284	5,551	24,762	18,729
Total interest and dividend income	45,815	38,156	174,182	126,526
Interest expense
Deposits	12,962	3,159	38,232	7,344
Borrowings	4,060	2,043	18,275	5,501
Total interest expense	17,022	5,202	56,507	12,845
Net interest income	28,793	32,954	117,675	113,681
Provision for credit losses	687	687	2,908	2,904
Net interest income after provision for credit losses	28,106	32,267	114,767	110,777
Non-interest income
Trust and investment management fee income	3,401	3,442	14,283	14,573
Customer service fees	3,791	3,683	15,168	14,791
Gain on sales of securities, net	—	—	34	53
Mortgage banking income	515	153	1,587	1,580
Bank-owned life insurance income	533	499	2,699	2,000
Customer derivative income	151	97	409	310
Other income	459	354	1,649	2,014
Total non-interest income	8,850	8,228	35,829	35,321
Non-interest expense
Salaries and employee benefits	13,511	12,900	52,516	48,657
Occupancy and equipment	4,309	4,321	17,584	17,575
Loss on sales of premises and equipment, net	281	75	182	10
Outside services	515	435	1,671	1,578
Professional services	369	490	1,586	1,612
Communication	190	263	697	880
Marketing	485	411	1,696	1,561
Amortization of intangible assets	233	233	932	932
Acquisition, conversion and other expenses	263	(90)	283	266
Provision for unfunded commitments	—	1,413	(85)	1,758
Other expenses	4,211	4,184	16,417	16,424
Total non-interest expense	24,367	24,635	93,479	91,253
Income before income taxes	12,589	15,860	57,117	54,845
Income tax expense	2,644	3,348	12,265	11,288
Net income	$9,945	$12,512	$44,852	$43,557

Earnings per share:
Basic	$0.66	$0.83	$2.96	$2.90
Diluted	0.65	0.83	2.95	2.88

Weighted average shares outstanding:
Basic	15,164	15,073	15,142	15,040
Diluted	15,221	15,147	15,195	15,112

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except per share data)	2023	2023	2023	2023	2022
Interest and dividend income
Loans	$39,531	$38,412	$36,917	$34,560	$32,605
Securities and other	6,284	6,723	5,964	5,791	5,551
Total interest and dividend income	45,815	45,135	42,881	40,351	38,156
Interest expense
Deposits	12,962	11,415	8,590	5,265	3,159
Borrowings	4,060	4,534	5,501	4,180	2,043
Total interest expense	17,022	15,949	14,091	9,445	5,202
Net interest income	28,793	29,186	28,790	30,906	32,954
Provision for credit losses	687	673	750	798	687
Net interest income after provision for credit losses	28,106	28,513	28,040	30,108	32,267
Non-interest income
Trust and investment management fee income	3,401	3,522	3,805	3,555	3,442
Customer service fees	3,791	3,926	3,774	3,677	3,683
Gain on sales of securities, net	—	—	—	34	—
Mortgage banking income	515	415	378	279	153
Bank-owned life insurance income	533	515	503	1,148	499
Customer derivative income	151	43	83	132	97
Other income	459	394	437	359	354
Total non-interest income	8,850	8,815	8,980	9,184	8,228
Non-interest expense
Salaries and employee benefits	13,511	13,011	13,223	12,771	12,900
Occupancy and equipment	4,309	4,469	4,392	4,414	4,321
Loss (gain) on sales of premises and equipment, net	281	—	(86)	(13)	75
Outside services	515	376	424	356	435
Professional services	369	436	355	426	490
Communication	190	170	175	162	263
Marketing	485	326	476	409	411
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	263	—	—	20	(90)
Provision for unfunded commitments	—	45	45	(175)	1,413
Other expenses	4,211	3,950	4,155	4,101	4,184
Total non-interest expense	24,367	23,016	23,392	22,704	24,635
Income before income taxes	12,589	14,312	13,628	16,588	15,860
Income tax expense	2,644	3,208	2,837	3,576	3,348
Net income	$9,945	$11,104	$10,791	$13,012	$12,512

Earnings per share:
Basic	$0.66	$0.73	$0.71	$0.86	$0.83
Diluted	0.65	0.73	0.71	0.86	0.83

Weighted average shares outstanding:
Basic	15,164	15,155	15,139	15,110	15,073
Diluted	15,221	15,196	15,180	15,190	15,147

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2023	2023	2023	2023	2022
Earning assets
Interest-earning deposits with other banks	6.42%	5.02%	5.59%	4.28%	4.00%
Securities available for sale and FHLB stock	3.85	3.87	3.71	3.66	3.40
Loans:
Commercial real estate	5.46	5.34	5.21	5.08	4.81
Commercial and industrial	6.66	6.56	6.42	5.89	5.43
Residential real estate	3.94	3.84	3.76	3.71	3.63
Consumer	7.14	6.88	6.67	6.37	5.79
Total loans	5.24	5.11	4.99	4.82	4.56
Total earning assets	5.02%	4.90%	4.77%	4.61%	4.35%

Funding liabilities
Deposits:
NOW	1.33%	1.11%	0.94%	0.51%	0.22%
Savings	0.48	0.42	0.37	0.30	0.16
Money market	2.80	2.55	2.52	2.14	1.42
Time deposits	3.93	3.65	2.82	1.34	0.69
Total interest-bearing deposits	2.05	1.81	1.45	0.91	0.52
Borrowings	4.64	4.59	4.73	4.25	3.23
Total interest-bearing liabilities	2.37%	2.19%	1.99%	1.39%	0.78%

Net interest spread	2.65	2.71	2.78	3.22	3.57
Net interest margin, fully taxable equivalent(1)	3.17	3.18	3.22	3.54	3.76

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2022
Assets
Interest-earning deposits with other banks (1)	$36,794	$70,499	$21,440	$19,819	$26,360
Securities available for sale and FHLB stock (2)	608,793	620,851	636,088	643,523	641,787
Loans:
Commercial real estate	1,554,961	1,550,188	1,536,035	1,505,681	1,447,384
Commercial and industrial	457,642	439,915	434,384	413,921	403,304
Residential real estate	898,147	909,296	911,788	902,348	897,637
Consumer	95,193	96,362	97,518	100,124	100,182
Total loans (3)	3,005,943	2,995,761	2,979,725	2,922,074	2,848,507
Total earning assets	3,651,530	3,687,111	3,637,253	3,585,416	3,516,654
Cash and due from banks	34,741	36,713	32,067	31,556	36,891
Allowance for credit losses	(28,057)	(27,473)	(26,932)	(25,971)	(25,497)
Goodwill and other intangible assets	124,459	124,926	124,926	125,158	125,391
Other assets	157,159	162,801	163,388	168,773	164,749
Total assets	$3,939,832	$3,984,078	$3,930,702	$3,884,932	$3,818,188

Liabilities and shareholders' equity
Deposits:
NOW	$916,314	$915,072	$885,091	$883,134	$899,388
Savings	552,932	579,090	602,724	646,291	664,016
Money market	365,142	358,742	423,013	481,951	501,564
Time deposits	670,628	645,285	468,188	342,994	334,297
Total interest-bearing deposits	2,505,016	2,498,189	2,379,016	2,354,370	2,399,265
Borrowings	347,459	391,976	466,402	398,837	251,263
Total interest-bearing liabilities	2,852,475	2,890,165	2,845,418	2,753,207	2,650,528
Non-interest-bearing demand deposits	604,638	610,644	608,180	651,885	703,471
Other liabilities	64,092	72,409	64,346	72,693	74,276
Total liabilities	3,521,205	3,573,218	3,517,944	3,477,785	3,428,275
Total shareholders' equity	418,627	410,860	412,758	407,147	389,913
Total liabilities and shareholders' equity	$3,939,832	$3,984,078	$3,930,702	$3,884,932	$3,818,188

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2022
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$610	$867	$909	$1,163	$1,222
Commercial and industrial	363	1,595	1,814	1,917	264
Residential real estate	3,742	3,673	3,415	3,830	4,151
Consumer	813	635	565	886	911
Total non-accruing loans	5,528	6,770	6,703	7,796	6,548
Other real estate owned	—	—	—	—	—
Total non-performing assets	$5,528	$6,770	$6,703	$7,796	$6,548

Total non-accruing loans/total loans	0.18%	0.23%	0.22%	0.26%	0.23%
Total non-performing assets/total assets	0.14	0.17	0.17	0.20	0.17

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$28,011	$27,362	$26,607	$25,860	$25,018
Charged-off loans	(632)	(74)	(199)	(68)	(136)
Recoveries on charged-off loans	76	50	204	17	291
Net loans (charged-off) recovered	(556)	(24)	5	(51)	155
Provision for credit losses	687	673	750	798	687
Balance at end of period	$28,142	$28,011	$27,362	$26,607	$25,860

Allowance for credit losses/total loans	0.94%	0.94%	0.91%	0.90%	0.89%
Allowance for credit losses/non-accruing loans	509	414	408	341	395

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$(72)	$3	$—
Commercial and industrial	(479)	34	139	2	285
Residential real estate	3	13	3	4	(56)
Consumer	(80)	(71)	(65)	(60)	(74)
Total, net	$(556)	$(24)	$5	$(51)	$155

Net (recoveries) charge-offs (QTD annualized)/average loans	0.07%	—%	—%	0.01%	(0.02)%
Net (recoveries) charge-offs (YTD annualized)/average loans	0.02	0.01	—	0.01	(0.01)

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.11%	0.13%	0.09%	0.26%	0.08%
90+ Days delinquent and still accruing	0.01	0.03	0.02	—	0.01
Total accruing delinquent loans	0.12	0.16	0.11	0.26	0.09
Non-accruing loans	0.18	0.23	0.22	0.26	0.23
Total delinquent and non-accruing loans	0.30%	0.39%	0.33%	0.52%	0.32%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2023	2023	2023	2023	2022
Net income		$9,945	$11,104	$10,791	$13,012	$12,512
Non-core items:
Gain on sale of securities, net		—	—	—	(34)	—
Loss (gain) loss on sale of premises and equipment, net		281	—	(86)	(13)	75
Acquisition, conversion and other expenses		263	—	—	20	(90)
Income tax expense (1)		(131)	—	20	6	4
Total non-core items		413	—	(66)	(21)	(11)
Core earnings (2)	(A)	$10,358	$11,104	$10,725	$12,991	$12,501

Net interest income	(B)	$28,793	$29,186	$28,790	$30,906	$32,954
Non-interest income		8,850	8,815	8,980	9,184	8,228
Total revenue		37,643	38,001	37,770	40,090	41,182
Gain on sale of securities, net		—	—	—	(34)	—
Total core revenue (2)	(C)	$37,643	$38,001	$37,770	$40,056	$41,182

Total non-interest expense		24,367	23,016	23,392	22,704	24,635
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(281)	—	86	13	(75)
Acquisition, conversion and other expenses		(263)	—	—	(20)	90
Total non-core expenses		(544)	—	86	(7)	15
Core non-interest expense (2)	(D)	$23,823	$23,016	$23,478	$22,697	$24,650

Total revenue		37,643	38,001	37,770	40,090	41,182
Total non-interest expense		24,367	23,016	23,392	22,704	24,635
Pre-tax, pre-provision net revenue		$13,276	$14,985	$14,378	$17,386	$16,547

Core revenue(2)		37,643	38,001	37,770	40,056	41,182
Core non-interest expense(2)		23,823	23,016	23,478	22,697	24,650
Core pre-tax, pre-provision net revenue(2)	(U)	$13,820	$14,985	$14,292	$17,359	$16,532

(in millions)
Average earning assets	(E)	$3,652	$3,687	$3,637	$3,585	$3,517
Average assets	(F)	3,940	3,984	3,931	3,885	3,818
Average shareholders' equity	(G)	419	411	413	407	390
Average tangible shareholders' equity (2) (3)	(H)	294	286	288	282	265
Tangible shareholders' equity, period-end (2) (3)	(I)	308	280	286	283	268
Tangible assets, period-end (2) (3)	(J)	3,847	3,859	3,904	3,803	3,785

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2023	2023	2023	2023	2022
Common shares outstanding, period-end	(K)	15,172	15,156	15,144	15,124	15,083
Average diluted shares outstanding	(L)	15,221	15,196	15,180	15,190	15,147

Core earnings per share, diluted (2)	(A/L)	$0.68	$0.73	$0.71	$0.86	$0.83
Tangible book value per share, period-end (2)	(I/K)	20.28	18.45	18.88	18.74	17.78
Securities adjustment, net of tax (1) (4)	(M)	(47,649)	(66,530)	(55,307)	(50,646)	(55,246)
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	23.42	22.84	22.53	22.08	21.44
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.00	7.25	7.32	7.45	7.09

Performance ratios (5)
GAAP return on assets		1.00%	1.11%	1.10%	1.36%	1.30%
Core return on assets (2)	(A/F)	1.04	1.11	1.09	1.36	1.30
Pre-tax, pre-provision return on assets		1.34	1.49	1.47	1.81	1.72
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.39	1.49	1.46	1.81	1.72
GAAP return on equity		9.43	10.72	10.49	12.96	12.73
Core return on equity (2)	(A/G)	9.82	10.72	10.42	12.94	12.72
Return on tangible equity		13.65	15.65	15.28	18.97	19.03
Core return on tangible equity (1) (2)	(A+Q)/H	14.21	15.65	15.19	18.94	19.02
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	61.38	58.59	60.25	54.72	58.19
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.17	3.18	3.22	3.54	3.76

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$561	$565	$539	$727	$520
Franchise taxes included in non-interest expense	(O)	141	186	163	148	149
Tax equivalent adjustment for net interest margin	(P)	395	405	382	368	365
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 24.01% in the fourth quarter 2023, 23.80% in the first three quarters of 2023 and 23.53% in the fourth quarter 2022.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J